EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-8 of our reports dated February 22, 2019, relating to the consolidated financial statements and financial statement schedule of Las Vegas Sands Corp. and the effectiveness of Las Vegas Sands Corp.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Las Vegas Sands Corp. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
July 24, 2019